EXHIBIT 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                 _______________

We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting part of the Post-Effective Amendment No. 14 to the registration statement on Form N-1A (the "Registration Statement") of our report dated October 8, 1998, relating to the financial statements and financial highlights appearing in the September 30, 1998 Annual Report to Shareholders of Brandywine Find, Inc., portions of which are incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
November 24, 1998